UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

Carriage Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 332-8400

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 7, 2005, Carriage Services, Inc. (“Carriage”) entered into a First Amendment to Credit Agreement (“First Amendment”) with its current lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent.  This First Amendment amends the Credit Agreement dated August 4, 2003, as modified by the Commitment Increase Agreement dated May 13, 2004 (as modified and amended, the “Credit Agreement”).  The purpose of this First Amendment is to allow Carriage to complete its previously disclosed private placement of senior notes in an unregistered transaction exempt for registration under Section 5 of the Securities Act of 1933, as amended, without causing a default under the Credit Agreement.

The effectiveness of the First Amendment is conditioned upon, among other items, closing the private placement of the senior notes.  If the First Amendment becomes effective, on or before February 28, 2005, Carriage is required to grant a first priority security interest in certain of its assets, including (i) all capital stock in any subsidiary (except for Carriage’s trust subsidiary which is the issuer of Carriage TIDES (for a description of our TIDES, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2003)) and (ii) all interests in its real and personal property.

Item 7.01.  Regulation FD Disclosure.

In addition to the First Amendment, Carriage also has received a written commitment from BofA to amend the Credit Agreement further to create a $35 senior secured revolving credit facility (“New Facility”).  BofA has committed to fund one-half of the initial $35 million under the New Facility and, through its affiliate, will seek to syndicate the remainder of the facility with additional lenders.  The New Facility can increase up to a total commitment of $50 million if Carriage receives commitments up to that amount at any time during the life of the New Facility, which would have a five year maturity, unless Carriage defers interest on its TIDES during the first six months of the New Facility, in which case the maturity would be shortened by six months.

Under the commitment, the New Facility will be (A) secured by (i) all capital stock in any subsidiary (except for Carriage’s trust subsidiary which is the issuer of Carriage TIDES) and (ii) all interests in its personal property and certain of real property to be identified and (B) guaranteed by Carriages subsidiaries (except for Carriage’s trust subsidiary, which is the issuer of Carriage’s TIDES).

Carriage has not entered into a definitive agreement with respect to this New Facility and can provide no assurance that it will enter into a definitive agreement with respect to this New Facility.

The information contained in this item is being furnished in accordance with Regulation FD and not “Filed” with the Securities and Exchange Commission.  Accordingly, the information contained in this item is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: January 11, 2005	By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and Chief Financial Officer